Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-147420) and Form S-3 (333- 201566) of Sucampo Pharmaceuticals, Inc. of our report dated March 9, 2015, except for the change in the composition of reportable segments discussed in Note 4 to the consolidated financial statements, as to which the date is May 6, 2015, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

March 16, 2016